Vycor Medical Reports Financial Results for the three and six months ended June 30th, 2016

BOCA RATON, FL (August 9, 2016) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the three and six months ended June 30, 2016.

Vycor’s revenues for the quarter were $379,000 compared to $286,000 for the same period in 2015, with revenues for the Vycor division up 51% and new patient starts in NovaVision up 52% over the same period in 2015. Cash burn1 was $132,000, compared to $321,000 for the same period in 2015, a significant reduction of 59%, and non-GAAP net loss was $153,000, as compared to $361,000 in the prior year period.

Vycor’s revenues for the six months ended June 30, 2016 were $779,000 compared to $615,000 for the same period in 2015, with revenues for the Vycor division up 42% and new patient starts in NovaVision up 43% over the same period in 2015. Cash burn1 was $329,000, compared to $759,000 for the same period in 2015, a significant reduction of 57%, and non-GAAP net loss was $367,000, as compared to $834,000 in the prior year period.

Highlights

ViewSite Brain Access System (VBAS)
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Vycor’s VBAS sales grew by 51% in the second quarter compared to the second quarter of 2015, with growth being experienced in both the US and international markets. The significant body of clinical data now built up evidencing the clinical superiority of VBAS, with 8 papers being published or presented during 2015 and 2016 alone, is now starting to flow through to increased adoption and revenues.
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A new clinical study was published during the period in the Journal of Neurosurgery by surgeons at the Ohio State University Wexner Medical Center Department of Neurological Surgery. This study provided very detailed information on the use of VBAS in surgery, and highlighted the clinical benefits of binocular microscope vision when used with the VBAS retractor system.
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In March 2016 Vycor launched its VBASMini, two new smaller models of its TC range. The VBASMini is the largest clear device available that can fit through an 11mm burr hole yet still provide a large enough working channel to be useful in neurosurgery, and was designed to overcome the limitations of carrying out work through the likes of an endoscopic sheath. The smaller size also enables minimally invasive approaches to areas where existing retractors are too potentially invasive, such as the ventricles.
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Vycor continues to build on its patent portfolio and has filed an additional three new patents for VBAS-related technologies during the first six months of 2015.
NovaVision
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NovaVision provides computer-based therapies for home and clinic use for those with visual disorders as a result of stroke or other brain injury. Every 40 seconds someone suffers a stroke in the US, and up to 30% of these experience a resultant visual disorder. This is therefore a significant market, with a potential of $4 billion in the US and EU VRT is the only commercially available, FDA cleared therapy for the treatment of cerebral vision loss and is provided in a therapy suite with our complementary NeuroEyeCoach vision compensation program.
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NovaVision has four routes-to-market aimed at patients and professionals, comprising: direct-to-patient; rehabilitation centers and clinics; stroke associations and support groups; and physicians. Given the company’s limited resources NovaVision is initially focusing on direct-to-patient, with a website lead-driven inbound and outbound marketing strategy targeted at prospective patients and relatives.
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Through its Internet-delivered development, making delivery more efficient and therefore scalable and with added patient benefits, NovaVision has been able to achieve price reductions to patients of around 65%, and so it takes time for increased patient volume to overtake the price reduction in revenue terms. NovaVision continued to generate an increase in new patient starts in the second quarter of 64% in the US, and while this clearly demonstrates that patients and physicians are responding well to NovaVision’s new model, this has been slower than had been anticipated by management.
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The launch of the Internet-delivered therapy suite in Europe occurred six months after the US, with new websites being rolled out in January in Germany and March in the UK. Europe is therefore behind the US and patient volumes are building at a slower rate, with a 41% increase over the second quarter of 2015.
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Following the pilot launch of our NovaVision Center Model, comprising a vision diagnostics program and the NeuroEyeCoach training program, we are substantially broadening the delivery and licensing model in response to feedback from clinics. We will be rolling this out in Q3 and as a result will be able to offer hardware and digital software solutions with a range of licensing options to rehabilitation centers, clinics and other healthcare professionals in both the US and Europe.
Management Commentary

“ Vycor’s results for the second quarter of 2016 continue to demonstrate the realization of Vycor’s strategy to grow our two businesses while maintaining our low cost base, with the objective of continuing to decrease our Cash Burn2, which reduced from $197,000 for the first quarter of 2016 to $132,000 for the second quarter of 2016, as compared to $321,000 in the second quarter of 2015,“ said Peter Zachariou, CEO of Vycor Medical.

“The Vycor division’s sales growth of 51% in the second quarter and 42% for the year to date demonstrates the benefit of the clinical data flowing through to increased adoption, delivered by a marketing and distribution network which we continue to strengthen.

“With the company’s limited resources we are focusing NovaVision on direct-to-patient website and social media marketing. It takes an average of 10 weeks from contact to signing up a patient, and revenues are recognized over the six-month therapy period, so the revenue benefits of the new model take time to build. The increase in new patient starts of 64% in the US and 41% in Europe in the second quarter over 2015 is lower than had been anticipated and as result NovaVision continues to account for a large portion of the Company’s cash burn.”

Second Quarter 2016 Financial Results
Revenue totaled $379,000 in the three months ended June 30, 2016, as compared to $286,000 for the prior year, an increase of 33%. Vycor Medical’s revenue in the second quarter increased by $111,000 to $333,000, reflecting increased sales in the US and internationally, with gross margin of 87% versus 88% for the same period in 2015.

NovaVision new patient starts in the US for the second quarter increased by 64% over the same period in 2015. The Internet-delivered therapy suite was launched in Europe in December 2015 and new patient starts in Europe for the three months ended June 30, 2016 increased by 41% over the same period in 2015.

Non-GAAP operating expenses in the second quarter totaled $471,000 as compared to $601,000 in the prior year period, a reduction of 22%.

Non-GAAP net operating loss in the second quarter was $139,000, as compared to $349,000 in the prior year period, a reduction of 60%.

Non-GAAP net loss in the second quarter was $153,000, as compared to $361,000 in the prior year period, a reduction of 58%.

Non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the second quarter was $132,000, as compared to $321,000 in the prior year period.

First Half 2016 Financial Results
Revenue totaled $779,000 in the six months ended June 30, 2016, as compared to $615,000 for the prior year, an increase of 27%. Vycor Medical’s revenue in the first half increased by $202,000 to $682,000, reflecting increased sales in the US and internationally, with gross margin of 84% versus 86% for the same period in 2015.

NovaVision new patient starts in the US for the first half increased by 68% over the same period in 2015. The Internet-delivered therapy suite was launched in Europe in December 2015 and new patient starts in Europe for the first half increased by 28% over the same period in 2015.

Non-GAAP operating expenses in the first half totaled $1,005,000 as compared to $1,340,000 in the prior year period, a reduction of 25%.

Non-GAAP net operating loss in the first half was $341,000, as compared to $811,000 in the prior year period, a reduction of 58%.

Non-GAAP net loss in the first half was $367,000, as compared to $834,000 in the prior year period, a reduction of 56%.

Non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the first half was $329,000, as compared to $759,000 in the prior year period.

1 non-GAAP operating loss before depreciation and amortization
2 non-GAAP operating loss before depreciation and amortization

VYCOR MEDICAL, INC.

Segment Information
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Vycor Medical	$333,085	$221,258	$682,006	$480,107
NovaVision	$46,321	$64,760	$97,486	$134,463
	$379,406	$286,018	$779,492	$614,570
Gross Profit
Vycor Medical	$288,812	$193,743	$575,420	$412,794
NovaVision	$42,508	$58,294	$88,747	$116,102
	$331,320	$252,037	$664,167	$528,896

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based compensation, and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.
For the second quarter the Company reported GAAP Operating Expenses of $622,822 a net operating loss of $291,502 and a net loss of $305,363.

Vycor’s GAAP operating costs for the second quarter include non-cash amortization of acquired intangible assets ($58,617) and non-cash stock compensation charges ($93,188). Vycor’s other expenses were a loss on foreign currency exchange ($408).

For the first half the Company reported GAAP Operating Expenses of $1,470,441 a net operating loss of $806,274 and a net loss of $832,923.

Vycor’s GAAP operating costs for the first half include non-cash amortization of acquired intangible assets ($117,233) and non-cash stock compensation charges ($347,950). Vycor’s other expenses were a loss on foreign currency exchange ($1,214).

The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

About Vycor Medical, Inc.
Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement
Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015

Revenue	$379,406	$286,018	$779,492	$614,570
Cost of Goods Sold	48,086	33,981	115,325	85,674
Gross Profit	331,320	252,037	664,167	528,896

Operating expenses:
Research and development	-	15,672	-	38,898
Depreciation and Amortization	66,310	86,708	129,595	169,357
General and administrative	556,512	607,750	1,340,846	1,387,052
Total Operating expenses	622,822	710,130	1,470,441	1,595,307
Operating loss	(291,502)	(458,093)	(806,274)	(1,066,411)

Other income (expense)
Interest expense: Other	(12,206)	(11,842)	(24,188)	(23,682)
Interest expense: Related Party	(1,247)	-	(1,247)	-
Gain (loss) on foreign currency exchange	(408)	17,723	(1,214)	(74,147)
Change in fair value derivative liability	-	31,945	-	19,792
Total Other Income (expense)	(13,861)	37,826	(26,649)	(78,037)

Loss Before Credit for Income Taxes	(305,363)	(420,267)	(832,923)	(1,144,448)
Credit for income taxes	-	-	-	-
Net Loss	(305,363)	(420,267)	(832,923)	(1,144,448)
Preferred stock dividends	-	-	(88,318)	(82,446)
Net Loss available to common shareholders	(305,363)	(420,267)	(921,241)	(1,226,894)
Comprehensive Loss
Net Loss	(305,363)	(420,267)	(832,923)	(1,144,448)
Foreign Currency Translation Adjustment	2,921	19,076	2,921	(80,577)
Comprehensive Loss	(302,442)	(401,191)	(830,002)	(1,225,025)

Net Loss Per Share
Basic and diluted	$(0.03)	$(0.04)	$(0.08)	$(0.11)

Weighted Average Number of Shares Outstanding – Basic and Diluted	11,007,522	10,819,691	10,971,203	10,806,338

Non-GAAP Reconciliation of Operating Loss and Net Comprehensive Loss

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP Operating Expenses	$622,822	$710,130	$1,470,441	$1,595,307
Non-cash amortization of acquired intangible assets (1)	(58,617)	(58,617)	(117,233)	(117,233)
Non-cash stock-based compensation (2)	(93,188)	(50,312)	(347,950)	(138,462)

Total Non-GAAP Operating Expense Adjustments	(151,805)	(108,929)	(465,183)	(255,695)

Non-GAAP Operating Expenses	$471,017	$601,201	$1,005,258	$1,339,612

GAAP Operating Loss	$(291,502)	$(458,093)	$(806,274)	$(1,066,411)

Non-GAAP Operating Expense Adjustments, as above	151,805	108,929	465,183	255,695

Non-GAAP Operating Loss	$(139,697)	$(349,164)	$(341,091)	$(810,716)

GAAP Net Loss	$(305,363)	$(420,267)	$(832,923)	$(1,144,448)

Non-GAAP Operating Expense Adjustments, as above	151,805	108,929	465,183	255,695
Change in value of derivative liability (3)	-	(31,945)	-	(19,792)
(Gain) loss on foreign currency exchange (4)	408	(17,723)	1,214	74,147

Non-GAAP Net Loss	$(153,150)	$(361,006)	$(366,526)	$(834,398)

Non-GAAP Loss Per Share
Basic and diluted	$(0.01)	$(0.03)	$(0.03)	$(0.08)

Weighted Average Number of Shares Outstanding	11,007,522	10,819,691	10,971,203	10,806,338

Non-GAAP Operating Loss Before Depreciation and Amortization	$(132,004)	$(321,075)	$(328,729)	$(758,592)

Vycor Medical, Inc Contacts:

6401 Congress Avenue
Suite 140
Boca Raton, FL. 33487
(561) 558-2020

info@vycormedical.com